SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 30, 2006_
CELANESE CORPORATION
(Exact Name of Registrant as specified in its charter)

DELAWARE	001-32410	98-0420726

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1601 West LBJ Freeway, Dallas, Texas 75234-6034
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (972) 443-4000
Not Applicable
(Former name or former address, if changed since last report):
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 OTHER EVENTS
SIGNATURES

Item 8.01 OTHER EVENTS
     Celanese Corporation announced that its subsidiary, Celanese Europe Holding GmbH & Co. KG (“Celanese Europe Holding”) has increased the cash compensation payment in relation to the transfer of shares held by the minority shareholders of Celanese AG to Celanese Europe Holding from €62.22 to €66.99. This increase has been included on the agenda to be voted on by the Celanese AG shareholders at its annual general meeting scheduled for May 30-31, 2006. The additional compensation reflects the increase in the publicly traded price of Celanese AG shares since setting the cash compensation at €62.22 on March 10, 2006.
     Celanese Corporation currently owns approximately 98% of the outstanding Celanese AG shares and approved initiating the squeeze-out of remaining shares in November 2005.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELANESE CORPORATION
By:	/s/ Steven M. Sterin
	Name:	Steven M. Sterin
	Title:	Vice President and Corporate Controller

Date: May 30, 2006